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Webster Contacts                                     Eagle Contacts
Media: Christopher Capot, 203-578-2461               Media: Robert J. Britton, 860-314-6411
Investors: John V. Brennan, 203-578-2335             Investors: Mark J. Blum, 860-314-6410
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                     WEBSTER FINANCIAL CORP. TO JOIN FORCES
                      WITH EAGLE FINANCIAL CORP. IN MERGER

WATERBURY, Conn., Oct. 27, 1997 -- Webster Financial Corporation (Nasdaq: WBST) today announced a definitive agreement to acquire Eagle Financial Corp. (Nasdaq:
EGFC) on a stock-for-stock basis in a tax-free exchange fixed at 0.84 shares of Webster common stock for each share of Eagle common stock. Eagle, the fourth largest Connecticut-based bank with total assets of $2.1 billion, operates 30 branches in Hartford and Litchfield counties. With the addition of Eagle, Webster will have $8.9 billion in assets and more than 110 branches.

The definitive agreement, which has been approved by both companies' boards of directors, is subject to the approval of Webster's and Eagle's shareholders and the appropriate regulatory agencies. Webster expects the transaction to close in the first quarter of 1998.

"We are extremely pleased to be joining forces with one of Connecticut's leading banks," said James C. Smith, Webster's chairman and chief executive officer. "This is a natural alliance between two like-minded, customer-and community-oriented banks. Both banks' employees are dedicated to providing excellent customer service, and both companies have strong commitments to the communities they serve. This merger will allow our combined organization to offer more convenient and accessible banking services to our customers."

Under terms of the agreement, Eagle shareholders will receive a fixed exchange of 0.84 shares of Webster common stock for each share of Eagle common stock. To illustrate the value of this transaction at a given point in time, using Webster's closing stock price on Friday, Oct. 24, of $66.00 per share, the transaction would have a value of $55.44 per share to Eagle shareholders and an approximate transaction value of $362 million.

The acquisition, which is expected to have a positive impact on Webster's earnings per share beginning in the first year, will be accounted for as a pooling of interests. The purchase price is approximately 2.50 times Eagle's book value and 18.97 times Eagles' estimated 1998 earnings and 16.43 times Eagle's estimated 1998 cash earnings per share. Webster currently anticipates recognizing acquisition related charges of approximately $18.9 million before taxes.

Robert J. Britton, Eagle's president and chief executive officer, said, "Webster and Eagle fit well together because of our common understanding of our customers and our markets. Eagle has sought to be a good corporate citizen in the communities where our customers live. We are pleased that Webster has demonstrated the same commitment. The merger increases our capacity to provide financial services, including expanded business banking, as well as new services such as trust and investment management and PC banking, to our growing numbers of customers."

The merger will increase Webster's assets to $8.9 billion and its deposits to $5.6 billion, representing 10.8 percent of total deposits in Connecticut. "Webster will strengthen its position as number two in deposit market share in Hartford and New Haven counties, and will immediately gain the top deposit market share in Litchfield County," said John V. Brennan, Webster's executive vice president and chief financial officer. Webster will have more than 110 branches and more than 130 ATMs.

"Webster guarantees positions in our combined branch network to all Eagle non-management branch employees. When two similar companies combine to form a stronger bank, there will inevitably be duplication of duties, resulting in some job eliminations," Brennan said. "While we have not yet finalized the number of overlapping positions, we will do all we can to keep the number of position eliminations to a minimum, as in past mergers. Employees whose positions are eliminated at Eagle will be given preference for open positions at Webster. Our history demonstrates a pattern of successfully placing most employees affected by our mergers."

Regarding potential branch consolidation, Brennan said that some branches, because of geographic proximity, will be consolidated. "We have not determined the number and locations. Usually where branches are on opposite corners of the street or within a mile of each other, we can consolidate the offices without disruption to customers," Brennan said. It is important to note that both Eagle and Webster customers will have more branches and more ATMs following this merger."

                                      * * *

Webster Financial Corporation, headquartered in Waterbury, Conn., is the holding company for Webster Bank, which was founded in 1935 and is a leading financial institution in Connecticut. Webster Bank, its primary subsidiary, delivers consumer, commercial, mortgage, and trust and investment management services to individuals, families and businesses in Connecticut. Webster operates through a network of 84 banking offices, three commercial banking centers, six trust offices and more than 100 ATMs, in addition to telephone banking, video banking and PC banking.

Webster Bank, with $6.8 billion in assets, is the second-largest bank based in Connecticut and has the second largest deposit market share in Hartford and New Haven counties. Webster is also the second-largest mortgage lender in Connecticut and a leading commercial lender with an extensive line of business services, including international and cash management. Webster Trust, the bank's new trust and investment management subsidiary, is the second-largest bank trust company based in Connecticut.

Eagle Bank offers a full array of innovative products and services for the retail and commercial market, including 24-hour telephone banking, loans by phone, cash management services, debit cards, alternative investment products and a full line of deposit and loan products. Eagle operates 26 traditional branch offices and four supermarket branch offices in Hartford and Licthfield counties.

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WEBSTER BANK/EAGLE BANK - FACTS

STRATEGIC BENEFITS

In-market acquisition with positive impact on earnings per share beginning in year one

Strengthens franchise in Hartford and Litchfield countties

Increases branches to more than 110, ATMs to 130, creating greater convenience for combined customer base.

Provides  cross-sell   opportunities  for  Webster's   commercial,   trust,  and
investment management services

TRANSACTION SUMMARY

TERMS
Fixed Exchange Ratio: 0.84 shares of Webster for each share of Eagle
Payment: Tax-free exchange of stock
Implied  Price Per Share:  $55.44  (based on Webster's  closing  price of $66 on
10/24)
Estimated Transaction Value: Approx. $362 million
Price to Eagle Book Value: 2.50 times
Price to Eagle 1998 Estimated Fully Diluted Earnings: 18.97 times
Price to Eagle 1998 Estimated Cash Earnings: 16.43 times
Eagle can terminate the agreement should Webster's stock price decline by more than 20 percent and more than 15 percent relative to a peer index

FINANCIAL SUMMARY

                          Webster Bank         Eagle Bank          Combined
                          ------------         ----------          --------

Total Assets:             $6.8 billion         $2.1 billion        $8.9 billion
Loans, Net:               $3.7 billion         $1.1 billion        $4.9 billion
Deposits:                 $4.3 billion         $1.4 billion        $5.6 billion



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EAGLE BRANCH LISTING
--------------------


Avon                                       Big Y Supermarket, West Main St.
Berlin (Kensington)                        One Webster Square
                                           346 Main St.
                                           51 Chamberland Highway
Bloomfield                                 Stop & Shop, 20-22 Mountain Road
                                           782 Park Ave.
Bristol                                    222 Main St.
                                           Bristol Commons, 99 Farmington Ave.
                                           Bristol Farms, 1235 Farmington Ave.
                                           Pine Plaza, 785 Pine St.
Canton                                     Canton Village, Route 44
East Hartford                              Big Y Supermarket, 295 Ellington Road
Glastonbury                                Stop & Shop, Naubuc Ave.
Hartford                                   108 Farmington Ave.
                                           324 Franklin Ave.
                                           50 State House Square
Litchfield                                 West Street
Manchester                                 1147 Tolland Turnpike
New Britain                                One Liberty Square
                                           747 Farmington Ave.
Newington                                  1120 Main St.
Plainville                                 63 East Main St.
Rocky Hill                                 53 New Britain Ave.
Simsbury                                   Farmington Valley Mall
Terryville                                 115 Main St.
Torrington                                 50 Litchfield St.
                                           1180 East Main St.
West Hartford                              75 Park Road
                                           Bishops Corner, 774 North Main St.
Winsted                                    Shops at Ledgebrook Plaza, Route 44
TOTAL: 30